Exhibit 10.28

CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST

FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED

WITH THE SECURITIES AND EXCHANGE COMMISSION.

January 11, 2006

David Hand

Pilgrim’s Pride Corporation

1107 Monticello Road

Mount Pleasant, TX 75455

Dear David:

This letter is an amendment to the letter dated February 15, 2005 to incorporate the follow volume for the product shown below. As discussed and agreed by and between EPL and Pilgrims; Pilgrim’s will supply the EPL system with the following:

Up to *** additional pounds of Saddle cuts delivered to MBM/Rancho Cucarnonga, CA and MBM/Pleasanton, CA *** cents per pound fixed for the first year. This *** lbs is in addition to the current agreement dated February 15, 2005 for approximately *** pounds. The new estimated annual volume now totals *** pounds and will be priced at *** cents per pound and fixed for the first year.

Additionally, with the effective date, the existing contracted volume will also transition to the new Saddle cut pricing identified above. *** of the system volume will be set aside for the development of an alternate(s) supplier of this product.

Year two will be priced on a floor ceiling based on the *** for Bulk Leg Quarters ***. Pricing will be calculated on a quarterly basis using the average for the prior quarter to determine the delivered price.

***	delivered west coast *** floor
***	delivered west coast ***
***	delivered west coast *** ceiling

New quarterly pricing to change March 1, 2007, June 1, 2007, September 1, 2007, and December 1, 2007.

For the outer markets as follows: El Paso, TX, San Antonio, TX, Brownsville, TX, McAllen, TX, and Chicago, IL; they will remain on existing Saddle cut pricing as identified in the February 15, 2005 letter agreement along with their designated quarterly review date and ***.

As part of this Purchase Agreement, Supplier warrants that the prices for the items identified herein are not higher than those currently extended to any other customer for the same or like items in equal or less quantities. If Supplier reduces its price for such items to any other customer during the term of this Purchase Agreement, Supplier agrees to reduce the price quoted in this Purchase Agreement correspondingly.

Additionally, El Pollo Loco’s decision to enter into this Agreement is independent of any support your firm may or may not choose to provide to the El Pollo Loco system.

This commercial agreement is subject to the General Terms and Conditions of Supply executed by the parties hereto and currently on file with El Pollo Loco, Inc.

Terms: Net 10 Days

Pricing contract period: 03/01/06 through 03/01/08.

Please sign and return both copies of this letter. After I have received both signed copies, I will sign and return a copy for your files. Signing this letter acknowledges acceptance of the terms and conditions as presented above.

David, thank you for your help and support on this matter and please contact me with any questions.

/s/ Richard A. Cogdill	/s/ Joe Stein
Richard A. Cogdill Exec. V.P., CEO, Sec. & Treas.	Joe Stein El Pollo Loco, Inc.

/s/ Bob Wright
Bob Wright Exec. V.P. – Sales and Marketing Pilgrim’s Pride Corporation

Cc:	Jennifer Benus, Shanae Brown/MBM